SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                               FORM 8-K


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                    Date of Report:  March 20, 1997





                            MEDIMMUNE, INC.
        (Exact name of registrant as specified in its charter)



                   Commission File Number:  0-19131


          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD        20878
    (Address of principal executive offices)          (Zip Code)


    Registrant's telephone number, including area code (301) 417-0770


             No Exhibits are being filed with this report


CytoGam is a registered trademark and
RespiGam is a trademark of the Company.




                            MEDIMMUNE, INC.
                      Current Report on Form 8-K

ITEM 5.  OTHER EVENTS


MedImmune, Inc. reported the information contained in the following press release dated March 20, 1997.


   MEDIMMUNE REPORTS RESULTS FROM DOUBLE-BLIND, PLACEBO-CONTROLLED,
                 PHASE 1/2 CLINICAL TRIAL OF MEDI-493

Gaithersburg, MD, March 20, 1997 -- MedImmune, Inc. (Nasdaq:MEDI) today released results from a double-blind, placebo-controlled, dose-escalating, multi-center Phase 1/2 trial evaluating important safety and pharmacological properties of MEDI-493 in children. MEDI-493 is a humanized monoclonal antibody being developed for use in combating serious RSV disease in children.

The Phase 1/2 trial was conducted at 10 medical centers in the United States. A total of 62 infants with a history of prematurity (i.e., less than or equal to 35 weeks gestation) or a lung condition called bronchopulmonary dysplasia (BPD) were randomized to receive placebo (n=20) or MEDI-493 at 3 mg/kg (n=10), 10 mg/kg (n=10) or 15 mg/kg
(n=22) once per month intravenously for up to 5 doses. The primary objectives of this study were to assess the safety, tolerance, immunogenicity and pharmacokinetics of MEDI-493 in these high-risk infants.

There were no significant differences in adverse events or immunogenicity observed between patients receiving placebo or MEDI-493, suggesting that MEDI-493 was generally safe and well-tolerated. The average half-life observed was approximately 20 days, similar to that previously demonstrated in Phase 1 studies in healthy adult volunteers further supporting monthly dosing. Doses of 10 and 15 mg/kg maintained serum levels exceeding the target range of 25 to 30 ug/ml throughout the dosing interval. This level has been associated with a 99 percent reduction of RSV in the lungs of cotton rats, the same target used in the development of RespiGam (Respiratory Syncytial Virus Immune Globulin Intravenous (Human)) for the same indication. Certain additional clinical parameters were monitored for safety purposes such as incidence of all respiratory hospitalizations (3/20 in the placebo group and 5/10, 1/10 and 3/22 in groups receiving 3, 10 and 15 mg/kg, respectively) and RSV-associated hospitalizations (2/20 in the placebo group and 2/10, 0/10 and 0/22 in groups receiving 3, 10 and 15 mg/kg, respectively). No statistically significant differences were observed with any of these clinical parameters.

"Results from this first trial of MEDI-493 in infants add to the safety and pharmacological experience of the previously reported Phase 1 studies conducted in healthy adult volunteers," commented David M. Mott, President and Chief Operating Officer. "We have completed three additional Phase 1/2 trials of MEDI-493 in infants and are now completing the analysis of data from those studies. We expect to report results from each of those studies over the next few months. Progress also continues on our Phase 3 trial, IMpact-RSV, evaluating MEDI-493 for prevention of serious RSV disease in high-risk infants.
We expect to report results from IMpact-RSV in third quarter 1997."

RSV is the most common cause of lower respiratory infections in infants and children worldwide. RSV outbreaks typically occur during the late fall, winter and early spring. Healthy children and individuals with adequate immune systems often acquire a benign chest cold when infected with RSV. In contrast, premature infants and children with a chronic lung condition called bronchopulmonary dysplasia (BPD) are at increased risk for acquiring severe RSV disease (pneumonia and bronchiolitis), often requiring hospitalization. In the United States alone, over 90,000 children are hospitalized and 4,500 die from RSV disease annually. The cost of treating a high-risk child hospitalized for RSV can be over $70,000.

MedImmune currently markets RespiGam for the prevention of serious RSV disease in certain high-risk infants. Unlike RespiGam, which is given by a two to four hour intravenous infusion, MEDI-493 has been given more rapidly by infusion or by intramuscular injection. Consequently, if successfully developed, MEDI-493 has the potential to enhance patient care, reduce costs associated with drug administration and improve convenience for parents, physicians and nurses. Taken together, these benefits provide the potential to reach a broader population of children with MEDI-493 than with RespiGam.

MEDI-493, a humanized monoclonal antibody, binds to a protein on the surface of RSV which is necessary for the virus to infect cells. In laboratory experiments, MEDI-493 has been shown to neutralize all strains of RSV tested and to prevent infection in cotton rats. Studies in cotton rats, widely thought to be the best model of RSV infection in humans, have shown that MEDI-493 is 50 to 100 times more potent than RespiGam allowing the same anti-viral effect to be delivered in a much smaller volume. To date, MedImmune has retained exclusive worldwide marketing and manufacturing rights to MEDI-493.

The IMpact-RSV trial is a double-blind, placebo-controlled, Phase 3 trial being conducted at 139 medical centers in the United States, Canada and the United Kingdom. IMpact-RSV is designed to evaluate the safety and efficacy of MEDI-493 for the prevention of serious RSV disease in high-risk infants. A total of 1,502 children were randomized to receive MEDI-493 (15mg/kg) or placebo by intramuscular injection approximately every 30 days from November to April for a total of up to five injections. The primary endpoint of the trial is the incidence of RSV hospitalization (confirmed by RSV antigen test).

RespiGam is a polyclonal antibody licensed by the FDA in January 1996 for prevention of serious lower respiratory tract infection caused by RSV in children under 24 months of age with BPD or a history of premature birth (i.e., less than or equal to 35 weeks gestation). RespiGam is the only product demonstrated to be safe and effective in reducing incidence and duration of RSV hospitalization and severity of RSV illness in these high-risk infants (Please see full prescribing information). RespiGam is marketed in the United States by MedImmune together with the Wyeth-Lederle Vaccines and Pediatrics sales force of Wyeth-Ayerst Laboratories (a division of American Home Products Corporation; NYSE:AHP). MedImmune has established a collaboration with Baxter Healthcare Corporation (a division of Baxter International; NYSE:BAX) for commercialization of RespiGam outside of North America.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune currently markets two products through its hospital-based sales force and has six new product candidates in clinical trials. RespiGam is manufactured by Massachusetts Public Health Biologic Laboratories. MedImmune is located in Gaithersburg, MD.

This announcement may contain, in addition to historical information, certain forward looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission. MedImmune cautions that the safety and effectiveness of MEDI-493 have not been demonstrated and the outcome of the IMpact-RSV trial cannot be predicted. Accordingly, there can be no assurance that MEDI-493 will be licensed for marketing by regulatory authorities. Substantial uncertainty remains until the trial is concluded and data are known.



                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDIMMUNE, INC.
                              Registrant)



Date:  March 20, 1997         David M. Mott
                              President and Chief Operating Officer
                              (Principal financial and
                              accounting officer)